UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 31374

El Paso, Texas 79930

 (Address of principal executive offices) (zip code)

(814) 786-8849
(Registrant’s telephone number, including area code)

_____________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Patricio F. Reyes to our Board of Directors and Chief Technical Officer

On August 22, 2016, Dr. Patricio F. Reyes, age 70, was appointed to our Board of Directors and to the position of Chief Technical Officer (CTO). As a director and Chief Technical Officer, Dr. Reyes fills the vacancy recently created by the untimely passing of Dr. James Frincke.

Dr. Reyes, MD, FAAN, a board certified neurologist and neuropathologist, has served as the Chief Medical Officer and Board Member of the Retired National Football League Players Association since 2013. Dr. Reyes has been a board member of the Association of Ringside Physicians since 2008 and was previously its Chair of the Education Committee and 2009 Distinguished Educator. Dr. Reyes has worked as a neurologist and neuropathologist for the Phoenix VA Hospital since 2014. Dr. Reyes is the co-founder, Chief Medical Officer and Chair of the Scientific Advisory Board of Yuma Therapeutics, Inc. where he has worked since 2012. He is a Fellow of the American Academy of Neurology and was former Professor of Neurology and Neuropathology at Thomas Jefferson Medical School in Philadelphia, Pennsylvania, and Professor of Neurology, Pathology and Psychiatry at Creighton University School of Medicine in Omaha, Nebraska.

Dr. Reyes established the first clinic dedicated to the treatment of Alzheimer's disease and dementia at the Audie Murphy VA Hospital and at the University of Texas in San Antonio, where he pioneered the rapid brain autopsy system. He went on to build the same programs at Jefferson Medical College and Creighton University School of Medicine. He was principal investigator of the first FDA approved oral drug and skin patch treatment for Alzheimer's disease and the recipient of several research grants from the VA, NIH, NIA, industry, public and private foundations and donations from grateful patients, along with several prestigious achievement awards.

Dr. Reyes is a member of our Scientific Advisory Board. A press release announcing Dr. Reyes’ appointment is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Appointment of Ronald T. LaBorde to our Board of Directors

On September 15, 2016, Ronald T. LaBorde was appointed to our Board of Directors. Mr. LaBorde is the founder of Advanced Technologies Solutions (ATS). ATS is a San Diego, California based company and specializes in transdermal patch technology for the administration of natural ingredient products to relieve localized and general pain. We are in discussions to finalize a joint venture with ATS. The joint venture company, Premier Biomedical Pain Management Solutions, LLC (PBPMS), will develop and market natural and cannabis-based generalized, neuropathic, and localized pain relief treatment products. We anticipate owning 50% of PBPMS and ATS owning the other 50%, with 89% of the profits to be allocated to us and the remaining 11% of profits to be allocated to ATS. Mr. LaBorde was appointed as a member of our Board of Directors in connection with the formation of this joint venture.

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PBPMS will enter into separate license agreements with us and ATS for the use of technology previously developed by both companies. Intellectual property developed jointly by the parties will be the property of PBPMS. However, ATS and Mr. LaBorde may develop inventions and intellectual property independently from PBPMS, and such inventions and intellectual property will be the sole property of ATS or Mr. LaBorde. We currently expect to tender to ATS 1,250,000 warrants, for the purchase of an equal number of shares of our common stock at a strike price of $0.05, at the signing of a license agreement between ATS and PBPMS.

We expect PBPMS to be managed by a board of managers (PBPMS Board). Initially, the PBPMS Board is expected to consist of William A. Hartman, our President and Chief Executive Officer, Ronald T. LaBorde, the Founder of ATS, Dr. Patricio Reyes, our Chief Technology Officer and member of our Board of Directors, and John Borza, our Vice-President.

A press release announcing the joint venture company and Mr. LaBorde’s appointment to our Board of Directors is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

Except as described above, Dr. Reyes and Mr. LaBorde will be compensated similarly to other members of our Board of Directors.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits.

99.1	Press release of Premier Biomedical, Inc. dated August 22, 2016.

99.2	Press release of Premier Biomedical, Inc. dated September 15, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: September 21, 2016	By:	/s/ William Hartman
William Hartman
	Its:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Premier Biomedical, Inc. dated August 22, 2016.

99.2	Press release of Premier Biomedical, Inc. dated September 15, 2016.

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